EXHIBIT A

To the Amended and Restated Investment Advisory Agreement

Between SSgA Funds Management, Inc. and SPDR® Series Trust

As consideration for the Adviser’s services to each of the following Funds, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month. The Adviser will pay all of the expenses of each Fund of the Trust except for the advisory fee, payments under each Fund’s Rule 12b-1 plan, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee’s counsel fees), acquired fund fees and expenses, litigation expenses and other extraordinary expenses.

Fund	Annual % of average daily net assets
SPDR® Dow Jones Total Market ETF	0.20%
SPDR® Dow Jones Large Cap ETF	0.20%
SPDR® S&P 500 Growth ETF	0.20%
SPDR® S&P 500 Value ETF	0.20%
SPDR® Dow Jones Mid Cap ETF	0.25%
SPDR® S&P 400 Mid Cap Growth ETF	0.25%
SPDR® S&P 400 Mid Cap Value ETF	0.25%
SPDR® S&P 600 Small Cap ETF	0.20%
SPDR® S&P 600 Small Cap Growth ETF	0.25%
SPDR® S&P 600 Small Cap Value ETF	0.25%
SPDR® Global Dow ETF	0.50%
SPDR® Dow Jones REIT ETF	0.25%
SPDR® S&P® Bank ETF	0.35%
SPDR® S&P® Capital Markets ETF	0.35%
SPDR® S&P® Insurance ETF	0.35%
SPDR® Morgan Stanley Technology ETF	0.50%
SPDR® S&P® Dividend ETF	0.35%
SPDR® S&P® Aerospace & Defense ETF	0.35%
SPDR® S&P® Biotech ETF	0.35%
SPDR® S&P® Health Care Equipment ETF	0.35%
SPDR® S&P® Health Care Services ETF	0.35%
SPDR® S&P® Homebuilders ETF	0.35%
SPDR® S&P® Metals & Mining ETF	0.35%
SPDR® S&P® Oil & Gas Equipment & Services ETF	0.35%
SPDR® S&P® Oil & Gas Exploration & Production ETF	0.35%
SPDR® S&P® Pharmaceuticals ETF	0.35%
SPDR® S&P® Retail ETF	0.35%
SPDR® S&P® Semiconductor ETF	0.35%
SPDR® S&P® Software & Services ETF	0.35%
SPDR® S&P® Telecom ETF	0.35%
SPDR® S&P® Transportation ETF	0.35%
SPDR® S&P® Regional Banking ETF	0.35%
SPDR® S&P® Mortgage Finance ETF	0.35%
SPDR® Barclays Capital 1-3 Month T-Bill ETF	0.1345%

SPDR® Barclays Capital Intermediate Term Treasury ETF	0.1345%
SPDR® Barclays Capital Long Term Treasury ETF	0.1345%
SPDR® Barclays Capital TIPS ETF	0.1845%
SPDR® Barclays Capital Aggregate Bond ETF	0.1845%
SPDR® Nuveen Barclays Capital Municipal Bond ETF	0.30%
SPDR® Barclays Capital International Treasury Bond ETF	0.50%
SPDR® Nuveen Barclays Capital Short Term Municipal Bond ETF	0.20%
SPDR® Nuveen Barclays Capital California Municipal Bond ETF	0.20%
SPDR® Nuveen Barclays Capital New York Municipal Bond ETF	0.20%
SPDR® Barclays Capital High Yield Bond ETF	0.40%
SPDR® DB International Government Inflation-Protected Bond ETF	0.50%
SPDR® Barclays Capital Short Term International Treasury Bond ETF	0.35%
SPDR® Barclays Capital Intermediate Term Corporate Bond ETF	0.15%
SPDR® Barclays Capital Long Term Corporate Bond ETF	0.15%
SPDR® Barclays Capital Convertible Securities ETF	0.40%
SPDR® Barclays Capital Mortgage Backed Bond ETF	0.20%
SPDR® Nuveen S&P® VRDO Municipal Bond ETF	0.20%
SPDR® Wells Fargo Preferred Stock ETF	0.45%
SPDR® Barclays Capital Short Term Corporate Bond ETF	0.1245%
SPDR® Nuveen Barclays Build America Bond ETF	0.35%
SPDR® Barclays Capital International Corporate Bond ETF	0.55%
SPDR® Barclays Capital Emerging Markets Local Bond ETF	0.50%
SPDR® Barclays Capital Issuer Scored Corporate Bond ETF	0.16%
SPDR® Nuveen S&P® High Yield Municipal Bond ETF	0.50%
SPDR® Barclays Capital Short Term Treasury ETF	0.12%
SPDR® Barclays Capital Investment Grade Floating Rate ETF	0.15%
SPDR® Barclays Capital Short Term High Yield Bond ETF	0.40%
SPDR® BofA Merrill Lynch Emerging Markets Corporate Bond ETF	0.50%
SPDR® BofA Merrill Lynch Crossover Corporate Bond ETF	0.40%
SPDR® S&P® 1500 Value Tilt ETF	0.35%
SPDR® S&P® 1500 Momentum Tilt ETF	0.35%
SPDR® Russell 1000 Low Volatility ETF	0.20%
SPDR® Russell 2000 Low Volatility ETF	0.25%

Dated: February 20, 2013

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